Exhibit 99.1

Markforged Announces Fourth Quarter and Full-Year 2022 Results

WATERTOWN, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced its results from the fourth quarter and full fiscal year ended December 31, 2022.

Financial Highlights for the Fourth Quarter of 2022

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Revenue increased by 11%, to $29.7 million, in the fourth quarter of 2022 from $26.6 million in the fourth quarter of 2021.
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Gross profit decreased 7%, to $13.9 million, in the fourth quarter of 2022 from $15.0 million in the fourth quarter of 2021.
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Gross margin was 47% in the fourth quarter of 2022 compared to 56% in the fourth quarter of 2021.
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Net loss was $10.7 million in the fourth quarter of 2022, compared to net profit of $3.3 million in the fourth quarter of 2021.
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Non-GAAP net loss was a loss of $13.3 million in the fourth quarter of 2022, compared to a loss of $11.2 million in the fourth quarter of 2021.

Financial Highlights for Full-Year 2022

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Revenue increased 11%, to $101.0 million, in 2022 as compared to $91.2 million in 2021.
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Gross profit decreased 4%, to $50.7 million, in 2022 from $52.9 million in 2021.
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Gross margin was 50% in 2022, a decline from 58% in 2021.
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Net loss was $25.4 million in 2022, compared to net profit of $3.9 million in the year prior.
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Non-GAAP net loss was $60.1 million in 2022, compared to a net loss of $35.1 million in 2021.
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Cash, cash equivalents, and short-term investments were $167.9 million as of December 31, 2022.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

“We ended the year strong, with record quarterly revenues, as demand for The Digital Forge continued to grow worldwide despite a challenging operating environment. Supply chain disruption remains a key catalyst for growth, as manufacturers shorten their supply chains through point of need industrial production,” said Shai Terem, President and CEO of Markforged. “We made pivotal progress in 2022 on our strategy to achieve profitable growth. We materially expanded our addressable market organically, through the introduction of the FX20, and inorganically through our successful acquisitions of Teton Simulation and Digital Metal, and we are confident we will see material growth as a result in the coming years. And each step along the way we continued to develop operational efficiencies and implement cost controls to keep us on our path to profitability.”

Business Highlights

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Strength in the APAC and EMEA region. Macroeconomic uncertainty led manufacturers to delay purchase decisions. However, Markforged still executed on its growth strategy in both the EMEA and APAC regions in the fourth quarter of 2022, with revenues growing 36% in EMEA and 20% in APAC year-over-year.

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Robust FX20 demand. In 2022 Markforged began commercializing the FX20, its largest solution for manufacturers requiring parts of industrial strength and high temperature resistance. Demand for the FX20 continues to exceed the Company’s expectations. In its first year of general availability, Markforged received multi-system orders for the FX20 from multiple customers.
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Two successful acquisition integrations. Markforged successfully executed on its M&A strategy in 2022, acquiring Teton Simulation and Digital Metal whose products are expected to expand the Company’s addressable market opportunity in 2023 and beyond. In November 2022, Markforged integrated Teton’s technology into The Digital Forge, through a feature known as Simulation, and rolled out a free beta trial to all of its customers. The response from customers has been positive with thousands of trial registrations to-date. The Company expects to offer Simulation as a component of a tiered software-as-a-service subscription offering that it plans to launch this year. The newest system from Digital Metal, the PX100, doubles the speed and build size from its previous model, driving higher volume and lower cost per part in the production of end use metal parts.
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Cost Savings and building operational efficiency. Markforged met its operating cost targets in the fourth quarter of 2022 and, since the second quarter of 2022, removed nearly $20 million out of its cost structure, after giving effect to the Teton Simulation and Digital Metal acquisitions. Key infrastructure investments the Company has made over the past 18 months have begun to yield financial and operational leverage. The Company expects this effect to become even more apparent in 2023 as the Company expects a decline in cash burn, on the path toward profitability.

Guidance

Markforged anticipates full year 2023 revenues to be within the range of $101.0 million - $110.0 million. This guidance assumes a continuation of the existing global economic uncertainties and challenges but does not assume a deep recession in 2023. Markforged expects to continue to generate strong gross margins, with full year non-GAAP gross margins expected to be in the range of 47% - 49%. Markforged expects operating expenses to decline as a percentage of revenues, including the impact of the two acquisitions we completed in 2022, resulting in a non-GAAP operating loss in the range of $55.0 million - $58.0 million for the year. This translates into non-GAAP EPS results for the full year to be a loss in the range of $0.27 - $0.29 per share.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET today, Monday, March 6, to discuss the results.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/.

To participate in the call, please dial 1-877-407-9039, or 1-201-689-8470 for international participants, ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically through Monday, March 20,
2023 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 13734977.

Amounts herein pertaining to December 31, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the year ended December 31, 2022 will be provided upon filing our Annual Report on Form 10-K with the SEC.

About Markforged

Markforged (NYSE:MKFG) is making manufacturing more resilient and flexible by bringing on-demand industrial production to the point of need. The Markforged Digital Forge – the reliable, intelligent and easy-to-use additive manufacturing platform – empowers any manufacturer to create strong and accurate end-use parts repeatably in both metal and composites anywhere and anytime. Over 10,000 customers across 70+ countries use The Digital Forge to overcome limitations of traditional manufacturing while strengthening their supply chains. Markforged is headquartered in Watertown, Mass., where it designs the hardware, software and materials that powers its platform. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that non-GAAP gross margin, non-GAAP operating profit (loss), and non-GAAP earnings per share, each a non-GAAP financial measure, is useful in evaluating the performance of our business.

These non-GAAP measures have limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Investors should note that beginning with the second quarter of 2022, we have modified the presentation of “non-recurring costs” included in non-GAAP gross margin, non-GAAP operating profit (loss), non-GAAP net profit (loss) and non-GAAP earnings per share metrics to include certain non-recurring litigation costs. Beginning in the fourth quarter of 2022, we have modified the presentation to remove the impact of the amortization of our intangible assets. We use these metrics to provide an understanding of the results of our core business performance and believe these litigation and amortization costs are not indicative of the performance of our core business’ operations. This change increases “non-recurring costs'' by $0.6 million, $1.0 million, $0.8 million, and $1.4 million in the first through fourth quarters of 2022, respectively, and by $3.7 million, $0.9 million, $0.3 million, and $0.4 million in the first through fourth quarters of 2021, respectively. The exclusion of amortization increases non-GAAP net profit (loss) by $0.1 million for the quarter and year ended December 31, 2022, and does not change the presentation of the year ended December 31, 2021. To conform to the current period’s presentation, we have included non-recurring litigation costs as “non-recurring costs” when presenting the foregoing non-GAAP figures for the year to date period and periods presented for 2021.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

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Non-GAAP gross margin is defined as GAAP operating profit (loss), less stock-based compensation expense, amortization, and certain non-recurring costs, divided by revenue.
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Non-GAAP operating profit (loss) is defined as GAAP operating profit (loss) less stock-based compensation expense, amortization, and certain non-recurring costs.
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Non-GAAP net profit (loss) is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs.
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Non-GAAP earnings per share is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs, divided by diluted weighted average shares outstanding for the period.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue, gross profit margin and earnings guidance; the impact of infrastructure investments; timing for achieving profitability; our ability to fulfill orders for our products in a timely fashion in the future; expected growth, the size of and opportunity to increase our addressable market; the anticipated benefits of the acquisition of each of Teton Simulation and Digital Metal, the timing of launches and the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; market trends in the manufacturing industry; the effects of macroeconomic factors; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
As of December 31, 2022 and 2021
(In thousands, except share data and par value amounts) (Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$124,242	$288,603
Short-term investments	43,636	—
Accounts receivable, net	29,294	26,777
Inventory	26,409	10,377
Prepaid expenses	2,847	3,921
Other current assets	3,334	511
Total current assets	229,762	330,189
Property and equipment, net	18,298	6,349
Goodwill	31,116	—
Intangible assets	17,626	—
Right-of-use assets	45,955	—
Other assets	3,130	776
Total assets	$345,887	$337,314
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,425	$11,403
Accrued expenses	9,663	7,411
Deferred revenue	8,854	6,288
Operating lease liabilities	8,022	—
Other current liabilities	0	310
Total current liabilities	40,964	25,412
Long-term deferred revenue	5,358	3,742
Deferred rent	—	1,623
Contingent earnout liability	2,415	59,722
Long-term operating lease liabilities	40,608	—
Other liabilities	4,042	2,646
Total liabilities	93,387	93,145
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at December 31, 2022 and December 31, 2021; 194,560,946 and 185,993,058 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	19	19
Additional paid-in capital	352,564	319,859
Accumulated deficit	(101,097)	(75,709)
Accumulated other comprehensive loss	1,014	—
Total stockholders’ equity	252,500	244,169

Total liabilities and stockholders’ equity	$345,887	$337,314

MARKFORGED HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2022 and 2021
(In thousands, except share data and per share data) (Unaudited)

	Year Ended December 31,
	2022	2021
Revenue	$100,958	$91,221
Cost of revenue	50,252	38,368
Gross profit	50,706	52,853
Operating expenses
Sales and marketing	44,975	35,966
Research and development	42,387	32,155
General and administrative	50,428	45,772
Total operating expenses	137,790	113,893
Loss from operations	(87,084)	(61,040)
Change in fair value of warrant liabilities	1,485	1,808
Change in fair value of contingent earnout liability	57,307	63,407
Other expense	(381)	(265)
Interest expense	(11)	(16)
Interest income	2,878	17
Profit (loss) before income taxes	(25,806)	3,911
Income tax benefit	(418)	56
Net profit (loss)	$(25,388)	$3,855
Weighted average shares outstanding - basic	189,747,367	108,088,115
Weighted average shares outstanding - diluted	189,747,367	113,963,424
Net profit (loss) per share - basic	$(0.13)	$0.04
Net profit (loss) per share - diluted	(0.13)	0.03

MARKFORGED HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2022 and 2021

(In thousands) (Unaudited)

	Year Ended December 31,
	2022	2021
Net profit (loss)	$(25,388)	$3,855
Other comprehensive income, net of taxes:
Foreign currency translation adjustment	1,014	—
Total comprehensive income (loss), net of taxes of $0	$(24,374)	$3,855

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF US GAAP TO NON-GAAP MEASURES
For the Years Ended December 31, 2022 and 2021
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net profit (loss) and comprehensive income (loss)	$(10,732)	$3,261	$(25,388)	$3,855
Stock compensation expense	2,589	7,535	18,209	18,930
Change in fair value of warrant liabilities	(264)	(1,638)	(1,485)	(1,808)
Change in fair value of contingent earnout liability	(6,325)	(20,697)	(57,307)	(63,407)
Amortization	104	—	146	—
Non-recurring costs[1]	1,299	377	5,719	7,339
Non-GAAP net loss [2]	$(13,329)	$(11,162)	$(60,106)	$(35,091)

1Non-recurring costs primarily relate to transaction and litigation expenses.

2Stock-based compensation expense, amortization, and non-recurring costs were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$158	$297	$545	$515

Sales and marketing	(348)	1,219	2,203	2,395
Research and development	267	1,846	4,584	4,614
General and administrative	3,915	4,550	16,743	18,745
Total operating expense	3,834	7,615	23,530	25,754
Total adjustments	$3,992	$7,912	$24,075	$26,269

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY NATURE OF PRODUCTS AND SERVICES
(In thousands) (Unaudited)
	Year Ended December 31,
(in thousands)	2022	2021
Hardware	$69,112	$64,974
Consumables	23,423	19,567
Services	8,423	6,680
Total Revenue	$100,958	$91,221

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY GEOGRAPHIC LOCATION
(In thousands) (Unaudited)
	Year Ended December 31,
(in thousands)	2022	2021
Americas	$46,638	$48,516
EMEA	$30,185	$25,592
APAC	$24,135	$17,113
Total Revenue	$100,958	$91,221

Markforged Contacts:

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com